UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 6, 2012

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Colin Stevenson

On July 6, 2012, Darling International Inc. (the “Company”) announced that, effective September 1, 2012 (the “Start Date”), Colin Stevenson will become its Executive Vice President - Chief Financial Officer. Effective as of the Start Date, John O. Muse, the Company's current Executive Vice President - Finance and Administration, will become the Company's Executive Vice President - Chief Administrative Officer. Mr. Stevenson will report to Mr. Muse, who has indicated his intent to retire from the Company at the end of 2014. A copy of the press release announcing Mr. Stevenson's appointment is filed as Exhibit 99.1 to this Form 8-K.

Mr. Stevenson, age 49, has been with PricewaterhouseCoopers LLP since 1999, where he became a partner in 2002 and most recently served as leader of its Dallas Financial Services Tax Group. During his career at PwC, he served a diversified group of publicly-traded and private companies in a wide variety of industries including manufacturing, real estate, private equity, technology and services. Prior to PwC, Mr. Stevenson spent approximately 8 years in industry holding a variety of positions including CFO and division president for privately held construction and land development entities, as well as regional vice president of financial operations for the Ryland Group, a publicly-traded company on the NYSE.

Compensation Arrangements with Mr. Stevenson

Under the compensation package provided to Mr. Stevenson by the Company, he will receive an initial annual base salary of $450,000. In addition, on the Start Date, Mr. Stevenson will receive a sign-on grant of 50,000 shares of the Company's common stock as restricted stock under the Company's 2012 Omnibus Incentive Plan, 25,000 shares of which will vest immediately upon issuance and the remaining 25,000 shares of which will vest in three equal installments on the first three anniversary dates of the Start Date. Beginning in fiscal 2013, Mr. Stevenson will participate in the Company's annual incentive bonus and long-term incentive compensation programs for similarly situated executive officers. For fiscal 2012 Mr. Stevenson will be eligible to receive a discretionary cash bonus of up to $25,000 per month for each month he is employed by the Company during fiscal 2012, not to exceed $100,000 in total. Determination of this bonus will be in the discretion of the Company's Chief Executive Officer and the Board of Directors and will be based upon goals and objectives to be set by the Chief Executive Officer and Chief Administrative Officer.

In connection with Mr. Stevenson's employment, the Company will enter into a Senior Executive Termination Benefits Agreement with Mr. Stevenson (the “Termination Benefits Agreement”) in the form attached hereto as Exhibit 10.1, which is the same form as the Company's current agreement with Mr. Muse. Set forth below is a brief description of the material terms and conditions of the Termination Benefits Agreement. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Termination Benefits Agreement attached hereto as Exhibit 10.1.

•
Pursuant to the Termination Benefits Agreement, the Company must provide Mr. Stevenson certain benefits (discussed below) upon any termination of his employment except (i) termination by reason of the voluntary resignation by Mr. Stevenson (other than termination following a change in control), (ii) termination for cause (as defined in the Termination Benefits Agreement) or (iii) termination upon normal retirement (as defined in the Termination Benefits Agreement) by Mr. Stevenson. Neither permanent nor long-term disability status nor the death of Mr. Stevenson is deemed a termination for purposes of the Termination Benefits Agreement. Termination with the exceptions set forth above is referred to herein as an “Eligible Termination Event.”

•
Subject to the mitigation provisions discussed below and Mr. Stevenson's execution of a release of claims in respect of his employment with the Company, the Company must provide Mr. Stevenson the following benefits upon an Eligible Termination Event: (i) (A) periodic payment in the amount of Mr. Stevenson's then-effective base salary until Mr. Stevenson has been paid one and one-half times his annual base salary at the highest rate in effect in the preceding twelve months (the “Termination Payment Amount”) or (B) in the case of a change in control (as defined in the Termination Benefits Agreement) and if the Company terminates Mr. Stevenson's employment without cause within twelve months following such change in control or Mr. Stevenson resigns within ninety days following such change in control (a “Change in Control Termination”), a lump sum payment, within thirty days of the date of termination or resignation, equal to three times Mr. Stevenson's annual base salary at the highest rate in effect in the preceding twelve months, (ii) any accrued vacation pay due but not yet taken at the date of the Eligible Termination Event, (iii) continued participation (including dependent coverage) in life and disability plans, and certain other similar fringe benefits of the Company (or similar benefits provided by the Company) (the “Fringe Benefits”) in effect immediately prior to the date of termination for a period of eighteen months from the date of termination, or thirty-six months in the case of a Change in Control Termination, to the extent allowed under the applicable policies, and (iv) an amount equal to the applicable COBRA premium rate, if any, for a period of eighteen (18) months from the Termination Date, or thirty-six (36) months in the case of a Change in Control Termination, for health, dental and other similar COBRA coverage for Mr. Stevenson and his eligible dependents (such payments to be includible in Mr. Stevenson's gross income).

•	Mr. Stevenson is not entitled to any bonus under any Company executive bonus plan for the year in which the Eligible Termination Event occurs.

•
In addition, upon an Eligible Termination Event, the Company will engage an outplacement counseling service of national reputation, at its own expense, to assist Mr. Stevenson in obtaining employment until the earliest of (i) two years from the date of the Eligible Termination Event, (ii) such date as Mr. Stevenson obtains employment or (iii) Company expenses related thereto equal $10,000.

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Mr. Stevenson is required to mitigate any Termination Payment Amount paid under the Termination Benefits Agreement by seeking other comparable employment as promptly as practicable after the Eligible Termination Event. Such Termination Payment Amount due under the Termination Benefits Agreement will be offset against or reduced by any amount earned from such other employment. The Fringe Benefits will terminate upon Mr. Stevenson's obtaining such other employment.

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The initial term of the Termination Benefits Agreement expires on December 31, 2013 (the “Term”); provided, however, that the Term shall automatically extend for successive one (1) year periods on December 31, 2013 and each anniversary thereof, unless Mr. Stevenson's employment is terminated prior thereto or the Company provides written notice to Mr. Stevenson of the Company's intention not to extend the Term at least six (6) months prior to the applicable extension date.

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The Termination Benefits Agreement also contains obligations on Mr. Stevenson's part regarding nondisclosure of confidential information, return of Company property, non-solicitation of employees during employment and for a period of one year following the termination of employment for any reason, non-disparagement of the Company and its business and continued cooperation in certain matters involving the Company.

In addition, the Company will enter into its standard form of Indemnification Agreement for directors and executive officers with Mr. Stevenson.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Form of Senior Executive Termination Benefits Agreement between Darling International Inc. and Colin Stevenson.

99.1	Press Release dated July 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: July 6, 2012	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

EXHIBIT LIST

Exhibit No.	Description

10.1	Form of Senior Executive Termination Benefits Agreement between Darling International Inc. and Colin Stevenson.

99.1	Press Release dated July 6, 2012.

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